Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Debbie Nalchajian-Cohen

559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP RAISES $8 MILLION IN PRIVATE
PLACEMENT OF COMMON AND PREFERRED STOCK TO INSTITUTIONAL
INVESTORS

FRESNO, CALIFORNIA…December 23, 2009… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), announced today that it has entered into purchase agreements with select institutional investors and concurrently closed funding on an $8 million private placement of its Common and Preferred Stock, of which the lead investors, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P., have collectively purchased approximately $6 million.

Central Valley Community Bancorp will sell 1,264,952 shares of its common stock at a price of $5.25 per share and 1,359 shares of Series B Adjustable Rate Non-Cumulative Perpetual Preferred Stock at $1,000 per share.  The net proceeds after fees and transaction expenses are approximately $7.8 million.  Proceeds will be available for general corporate purposes and to support the ongoing growth of Central Valley Community Bank.

“In light of the current economy, this capital investment demonstrates that Central Valley Community Bank’s 30 year track record of strong and secure banking along with its outstanding management team is viewed by the capital markets as a sound investment.  The company’s already strong capital position is now further strengthened allowing greater resources to support the needed economic growth within the communities we serve,” said Dan Doyle, President and CEO for Central Valley Community Bank and Central Valley Community Bancorp.

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The securities to be issued in the private transaction have not been registered under the Securities Act of 1933, as amended, and may not be sold by the holders except pursuant to an effective registration statement or an applicable exception from the registration requirements.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY.  Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp.  Central Valley Community Bank currently operates 16 offices in Clovis, Fresno, Kerman, Lodi, Madera, Merced, Oakhurst, Prather, Sacramento, Stockton, Tracy, and a loan production office in Modesto, California.  Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. are private equity funds focused on investing in community banks, thrifts and other financial service related companies throughout the united States. More information about Patriot can be found at www.patriotcp.com.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations.  These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.